FORM 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	86-0845127
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5524 East Fourth Street, Tucson, Arizona	85711
(Address of principal executive offices)	(Zip Code)

Securities to be registered to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d),check the following box. ☒

Securities Act registration statement file number to which this form relates:

333-106286 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Common Stock, $0.001 par value, is set forth under the heading “Description of Capital Stock” in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-106286) (the “Registration Statement”), originally filed with the Securities and Exchange Commission on July 31, 2003, and as amended from time to time, which information is incorporated by reference herein. The final Prospectus will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and upon filing, shall be deemed to be incorporated by reference herein.

Item 2.    Exhibits.

1.	Form of Second Amended and Restated Certificate of Incorporation (Incorporated by Reference from Exhibit 3.1 of the Company’s Registration Statement on Form S-1, File No. 333-106286).

2.	Form of Second Amended and Restated Bylaws (Incorporated by Reference from Exhibit 3.2 of the Company’s Registration Statement on Form S-1, File No. 333-106286).

3.	Specimen of Common Stock Certificate (Incorporated by Reference from Exhibit 4 of the Company’s Registration on Form S-1, File No. 333-106286).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

The Providence Service Corporation

Date: August 13, 2003	By:	/S/ FLETCHER JAY MCCUSKER Fletcher Jay McCusker
Name: Chief Executive Officer Title: